Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

Business momentum continues to improve; Company raises outlook for FY 2010

PALO ALTO, Calif. – February 10, 2010 – CPI International, Inc. (Nasdaq: CPII), the parent company of Communications & Power Industries, Inc. (CPI) today announced financial results for its first quarter of fiscal 2010 ended January 1, 2010.

“CPI’s business momentum continued to build in the first quarter of fiscal 2010, and we generated stronger results in our top and bottom lines in comparison to the year-ago quarter.  Orders and sales rose in our commercial end markets and demand remained firm in our defense markets,” said Joe Caldarelli, chief executive officer.  “We continue to be encouraged by improving market conditions, and our outlook is for sustained progress in fiscal 2010.”

Notable financial achievements during the first quarter of fiscal 2010 include:
  Increases in orders and sales in comparison to the prior year, resulting in a healthy book-to-bill ratio of 1.12;
  Record-high backlog of $237 million as of the end of the quarter;
  Increases in net income (excluding non-recurring discrete tax benefits in the first quarter of fiscal 2009) and adjusted EBITDA; and
  Continued strong cash flow.  For the 12 months ended January 1, 2010, cash flow from operating activities totaled $35.1 million, or $2.00 per share on a diluted basis, and free cash flow totaled $31.8 million, or $1.82 per share on a diluted basis.
    In the first quarter of fiscal 2010, CPI generated total sales of $82.8 million and booked total orders of $92.7 million.  In the same quarter of the prior year, CPI’s sales equaled $77.1 million and orders equaled $67.0 million.  Sales and orders rose in each of the company’s largest end markets: the communications, medical and defense markets.

Net income in the first quarter of fiscal 2010 totaled $3.8 million, or $0.21 per share on a diluted basis.  In comparison, net income in the previous year’s first quarter equaled $2.0 million, or $0.11 per share on a diluted basis, excluding the recognition of $5.7 million, or $0.33 per share on a diluted basis, of non-recurring discrete tax benefits.  The improved operating performance in the first quarter of fiscal 2010 was primarily due to higher sales volume and increased operating efficiencies, and was aided by lower interest expense in the first quarter of fiscal 2010.  CPI’s interest expense decreased as a result of the company’s repayment and retirement of $30.8 million of aggregate principal amount of debt in fiscal 2009, resulting in lower outstanding debt obligations.

CPI generated adjusted EBITDA of $13.1 million, or 15.8% of sales, in the first quarter of fiscal 2010.  In the same quarter of the prior year, adjusted EBITDA was $10.1 million, or 13.2% of sales.  The increase was primarily due to higher sales volume and increased operating efficiencies.

As of January 1, 2010, CPI’s cash and cash equivalents totaled $35.1 million.

Fiscal 2010 Outlook

“With our excellent results in the first quarter, CPI’s fiscal year is off to a strong start, and we are further encouraged by recent successes in our end markets.  We are therefore updating our guidance to reflect our improved expectations for fiscal 2010,” said Caldarelli.

For fiscal 2010, CPI expects:
  Total sales of between $360 million and $370 million;
  Net income of between $1.10 and $1.20 per share on a diluted basis; and
  Adjusted EBITDA of between $59.5 million and $63.0 million.
  The other financial measures on which CPI has previously provided guidance for fiscal 2010 remain unchanged.
The seasonal pattern of fiscal 2010 is expected to be similar to that of fiscal 2009.  Financial results in all quarters are expected to exceed the results in the corresponding quarters of the previous year.  In particular, CPI is expecting net income to equal between $0.21 and $0.25 per share, on a diluted basis, in the second quarter of fiscal 2010.

Financial Community Conference Call

In conjunction with this announcement, CPI will hold a conference call on Thursday, February 11, 2010 at 11:00 a.m. (EST) that will be simultaneously broadcast live over the Internet on the company’s Web site.  To participate in the conference call, please dial (888) 631-5928, or (913) 312-1483 for international callers, enter participant pass code 8421424 and ask for the CPI International First Quarter 2010 Financial Results Conference Call.  To access the call via the Internet, please visit http://investor.cpii.com.

About CPI International, Inc.

CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Non-GAAP Supplemental Information

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow presented above and in the financial information attached hereto are non-generally accepted accounting principles (GAAP) financial measures.  EBITDA represents earnings before net interest expense, provisions for income taxes and depreciation and amortization.  Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring or non-cash items.  EBITDA margin represents EBITDA divided by sales.  Adjusted EBITDA margin represents adjusted EBITDA divided by sales.  Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees.  Free cash flow per share represents free cash flow divided by average shares outstanding on a fully diluted basis.  Free cash flow conversion represents free cash flow divided by net income, expressed as a percentage.  Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring items.  For more information regarding these non-GAAP financial measures for the periods presented and a reconciliation of these measures to GAAP financial information, please see the attached financial information.  In addition, this press release and the attached financial information are available in the investor relations section of the company’s Web site at http://investor.cpii.com.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business.  In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses.  Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow of other companies.  Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements.  These factors include, but are not limited to, competition in our end markets; the impact of a general slowdown in the global economy; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; U.S. government contracts laws and regulations; changes in technology; the impact of unexpected costs; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL, INC.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share data - unaudited)

	Quarter Ended
	January 1, 2010	January 2, 2009
Sales	$82,767	$77,146
Cost of sales	59,327	57,230
Gross profit	23,440	19,916
Operating costs and expenses:
Research and development	2,556	2,183
Selling and marketing	5,040	4,989
General and administrative	5,525	5,224
Amortization of acquisition-related intangible assets	687	694
Total operating costs and expenses	13,808	13,090
Operating income	9,632	6,826
Interest expense, net	3,881	4,455
Income before income taxes	5,751	2,371
Income tax expense (benefit)	1,910	(5,284)
Net income	$3,841	$7,655

Other comprehensive income, net of tax
Net unrealized gain (loss) on cash flow hedges and
minimum pension liability adjustment	844	(3,879)
Comprehensive income	$4,685	$3,776

Earnings per common share - Basic	$0.23	$0.47
Earnings per common share - Diluted	$0.21	$0.44

Shares used to compute earnings per common share - Basic	16,452	16,269
Shares used to compute earnings per common share - Diluted	17,630	17,363

CPI INTERNATIONAL, INC.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data - unaudited)

	January 1,	October 2,
	2010	2009
Assets
Current Assets:
Cash and cash equivalents	$35,110	$26,152
Restricted cash	1,780	1,561
Accounts receivable, net	40,159	45,145
Inventories	70,895	66,996
Deferred tax assets	8,585	8,652
Prepaid and other current assets	7,269	6,700
Total current assets	163,798	155,206
Property, plant, and equipment, net	56,725	57,912
Deferred debt issue costs, net	3,282	3,609
Intangible assets, net	74,682	75,430
Goodwill	162,225	162,225
Other long-term assets	3,903	3,872
Total assets	$464,615	$458,254

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$20,156	$22,665
Accrued expenses	22,084	19,015
Product warranty	3,961	3,845
Income taxes payable	4,383	4,305
Deferred income taxes	212	-
Advance payments from customers	13,302	12,996
Total current liabilities	64,098	62,826
Deferred income taxes, non-current	24,342	24,726
Long-term debt, less current portion	194,925	194,922
Other long-term liabilities	2,071	2,227
Total liabilities	285,436	284,701
Commitments and contingencies
Stockholders’ equity
Common stock ($0.01 par value, 90,000 shares
authorized; 16,833 and 16,807 shares issued;
16,627 and 16,601 shares outstanding)	168	168
Additional paid-in capital	76,571	75,630
Accumulated other comprehensive income	1,442	598
Retained earnings	103,798	99,957
Treasury stock, at cost (206 shares)	(2,800)	(2,800)
Total stockholders’ equity	179,179	173,553
Total liabilities and stockholders' equity	$464,615	$458,254

CPI INTERNATIONAL, INC.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands - unaudited)

	Quarter Ended
	January 1,	January 2,
	2010	2009

Cash flows from operating activities
Net cash provided by operating activities	$9,564	$4,599

Cash flows from investing activities
Capital expenditures	(811)	(904)
Net cash used in investing activities	(811)	(904)

Cash flows from financing activities
Repayments of debt	-	(4,750)
Proceeds from issuance of common stock to employees	189	423
Proceeds from exercise of stock options	14	7
Excess tax benefit on stock option exercises	2	-
Net cash provided by (used in) financing activities	205	(4,320)

Net increase (decrease) in cash and cash equivalents	8,958	(625)
Cash and cash equivalents at beginning of period	26,152	28,670
Cash and cash equivalents at end of period	$35,110	$28,045

Supplemental cash flow disclosures
Cash paid for interest	$1,054	$1,503
Cash paid for income taxes, net of refunds	$2,273	$819

CPI International, Inc.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended
		January 1,	January 2,
		2010	2009
Net income		$3,841	$7,655
Depreciation and amortization		2,735	2,698
Interest expense, net		3,881	4,455
Income tax expense (benefit)		1,910	(5,284)
EBITDA		12,367	9,524

Adjustments to exclude certain non-recurring or non-cash items:
Stock-based compensation expense	(1)	730	621
Total adjustments		730	621
Adjusted EBITDA		$13,097	$10,145

EBITDA margin	(2)	14.9%	12.3%
Adjusted EBITDA margin	(3)	15.8%	13.2%
Net income margin	(4)	4.6%	9.9%

  Represents a non-cash charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPI's Employee Stock Purchase Plan.
  Represents EBITDA divided by sales.
  Represents adjusted EBITDA divided by sales.
  Represents net income divided by sales.

CPI International, Inc.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow, Adjusted Free Cash Flow, Free Cash Flow Conversion
and Free Cash Flow per Share
(in thousands, except per share and percent data - unaudited)

		Twelve Months Ended
		January 1,
		2010
Net cash provided by operating activities		$35,079
Capital expenditures		(3,272)
Free cash flow		31,807

Adjustments to exclude certain non-recurring items:
Cash paid for prior year transfer pricing audit	(1)	1,291
Total adjustments		1,291
Adjusted free cash flow		$33,098

Free cash flow		$31,807
Net income		$19,652
Free cash flow conversion	(2)	162%

Free cash flow per share	(3)	$1.82
  Represents payments made to the Canada Revenue Agency ("CRA") related to an audit of Communications & Power Industries Canada Inc.'s ("CPI Canada") income tax returns for fiscal years 2001 and 2002.  CPI Canada has received a tax assessment, including interest expense, from the CRA for fiscal years 2001 and 2002, based on tax deductions related to the valuation of the Satcom business, which was purchased by CPI Canada from Communications & Power Industries, Inc. in fiscal years 2001 and 2002.  While the Company believes it has meritorious defenses and is in the process of pursuing these defenses, certain payments are required to be made in the meantime.  The Company considers this a non-recurring use of cash as it pertains to previous years.
  Represents free cash flow divided by net income, expressed as a percentage.
  Represents free cash flow divided by the simple average of the last four fiscal quarters' "Shares used to compute earnings per share - Diluted."  The simple average of the last four quarters' "Shares used to compute earnings per share - Diluted" is 17,510,000 shares.